Exhibit 99.1

Cellectar Biosciences Reports First Quarter 2025 Financial Results and Provides a Corporate Update

Company Seeking Conditional Approval from European Medicines Agency (EMA) for Iopofosine I 131 in Waldenstrom Macroglobulinemia based upon CLOVER WaM Phase 2 Study Data

CLOVER WaM Major Response Rate for BTKi-Treated Patients 59.0%

Company to hold webcast and conference call at 8:30 AM ET today

FLORHAM PARK, N.J., May 13, 2025 (GLOBE NEWSWIRE) -- Cellectar Biosciences, Inc. (NASDAQ: CLRB), a late-stage clinical biopharmaceutical company focused on the discovery, development, and commercialization of drugs for the treatment of cancer, today announced financial results for the quarter ended March 31, 2025, and provided a corporate update on its promising portfolio of clinical and pre-clinical radiopharmaceutical therapeutics.

“Notwithstanding the need to gather additional clinical data for iopofosine I 131, as previously announced, we believe that the Phase 2 CLOVER WaM clinical trial data for this product candidate are impressive. We plan to present these data to the EMA during the second quarter of 2025 as part of the registration package seeking conditional marketing approval. We anticipate a response regarding the regulatory pathway from the European agency before the end of the third quarter of this year,” said James Caruso, president and CEO of Cellectar. “In addition to iopofosine I 131, we have developed a pipeline of radiotherapeutic candidates, including our alpha- and Auger-emitting radioconjugates, with observed preclinical activity in solid tumor models. With cash into the fourth quarter of this year we are evaluating a variety of funding pathways to successfully advance our novel pipeline assets.”

Corporate Update

•	Announced plans to explore full range of strategic alternatives including, but not limited to mergers, acquisitions, partnerships, joint ventures, licensing arrangements or other strategic transactions. The company’s board of directors has engaged of Oppenheimer & Co. Inc. to serve as exclusive financial advisor to assist in the strategic evaluation process.

•	Determined that the Phase 3 study for iopofosine I 131, for the treatment of relapsed/refractory Waldenstrom macroglobulinemia, would be a comparator, randomized controlled study with 100 patients per arm. Study initiation is dependent upon the company obtaining additional funding or a strategic collaboration.

•	Funding dependent, the company is prepared to initiate a Phase 1b/2a dose-finding study for CLR 121125, the company’s lead Auger-emitting (iodine-125) PRC, in triple-negative breast cancer. CLR 121125 is designed to provide highly precise radiotherapeutic targeting as emissions only travel a few nanometers.

•	In a series of pre-clinical studies evaluating CLR 121225, the company’s lead alpha-emitting actinium-225 PRC in refractory pancreatic models, desired pharmacokinetics, biodistribution and activity were observed, further supporting future clinical development.

First Quarter 2025 Financial Highlights

•	Cash and Cash Equivalents: As of March 31, 2025, the company had cash and cash equivalents of $13.9 million, compared to $23.3 million as of December 31, 2024. The company believes its cash balance as of March 31, 2025, is adequate to fund its basic budgeted operations into the fourth quarter of 2025.

•	Research and Development Expenses: R&D expenses for the three months ended March 31, 2025, were approximately $3.4 million, compared to approximately $7.1 million for the three months ended March 31, 2024. The overall decrease was primarily a result of the reduction in patient follow-up activities for our CLOVER WaM Phase 2 clinical study in WM and a reduction in personnel costs.

•	General and Administrative Expenses: G&A expenses for the three months ended March 31, 2025, were approximately $3.0 million, compared to approximately $4.9 million for the same period in 2024. The decrease was primarily driven by a reduction in pre-commercialization and personnel costs.

•	Net Loss: The net loss attributable to common stockholders for the three months ended March 31, 2025, was $6.6 million, or $0.14 per share, compared to $26.6 million, or $0.91 per share in the three months ended March 31, 2024.

Conference Call & Webcast Details

Cellectar management will host a conference call and webcast today, May 13, 2025, at 8:30 AM Eastern Time to discuss these results and answer questions. Stockholders and other interested parties may participate in the conference call by dialing 1-800-717-1738. A live webcast of the conference call can be accessed in the “Events & Presentations” section of Cellectar’s website at www.cellectar.com. A recording of the webcast will be available and archived on the company’s website for approximately 90 days.

About Cellectar Biosciences, Inc.

Cellectar Biosciences is a late-stage clinical biopharmaceutical company focused on the discovery and development of proprietary drugs for the treatment of cancer, independently and through research and development collaborations. The company’s core objective is to leverage its proprietary Phospholipid Drug Conjugate™ (PDC) delivery platform to develop the next-generation of cancer cell-targeting treatments, delivering improved efficacy and better safety as a result of fewer off-target effects.

The company’s product pipeline includes its lead assets: iopofosine I 131, a PDC designed to provide targeted delivery of iodine-131 (radioisotope); CLR 121225, an actinium-225 based program being targeted to several solid tumors with significant unmet need, such as pancreatic cancer; and CLR 121125, an iodine-125 Auger-emitting program targeted in other solid tumors, such as triple negative breast, lung and colorectal, as well as proprietary preclinical PDC chemotherapeutic programs and multiple partnered PDC assets.

In addition, iopofosine I 131 has been studied in Phase 2b trials for relapsed or refractory multiple myeloma (MM) and central nervous system (CNS) lymphoma, and the CLOVER-2 Phase 1b study, targeting pediatric patients with high-grade gliomas, for which Cellectar is eligible to receive a Pediatric Review Voucher from the FDA upon approval. The FDA has also granted iopofosine I 131 six Orphan Drug, four Rare Pediatric Drug and two Fast Track Designations for various cancer indications.

For more information, please visit www.cellectar.com or join the conversation by liking and following us on the company’s social media channels: X, LinkedIn, and Facebook.

Forward Looking Statements Disclaimer

This news release contains forward-looking statements. You can identify these statements by our use of words such as "may," "expect," "believe," "anticipate," "intend," "could," "estimate," "continue," "plans," or their negatives or cognates. These statements are only estimates and predictions and are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes. Drug discovery and development involve a high degree of risk. Factors that might cause such a material difference include, among others, uncertainties related to the ability to execute strategic alternatives, identify suitable collaborators, partners, licensees or purchasers for our product candidates and, if we are able to do so, to enter into binding agreements with regard to any of the foregoing, or to raise additional capital to support our operations, or our ability to fund our operations if we are unsuccessful with any of the foregoing. A complete description of risks and uncertainties related to our business is contained in our periodic reports filed with the Securities and Exchange Commission including our Form 10-K for the year ended December 31, 2024, and our Form 10-Q for the quarterly period ending March 31, 2025. These forward-looking statements are made only as of the date hereof, and we disclaim any obligation to update any such forward-looking statements.

INVESTORS:
Anne Marie Fields
Precision AQ

212-362-1200
annemarie.fields@precisionaq.com

+++ TABLES TO FOLLOW +++

CELLECTAR BIOSCIENCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
	2025	2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$13,905,173	$23,288,607
Prepaid expenses and other current assets	987,495	961,665
Total current assets	14,892,668	24,250,272
Property, plant & equipment, net	700,826	757,121
Operating lease right-of-use asset	418,916	436,874
Other long-term assets	29,780	29,780
TOTAL ASSETS	$16,042,190	$25,474,047

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$3,874,429	$7,585,340
Warrant liability	2,058,000	1,718,000
Lease liability, current	88,146	84,417
Total current liabilities	6,020,575	9,387,757
Lease liability, net of current portion	386,203	409,586
TOTAL LIABILITIES	6,406,778	9,797,343
COMMITMENTS AND CONTINGENCIES (Note 7)
MEZZANINE EQUITY:
Series D preferred stock, 111.11 shares authorized, issued and outstanding as of March 31, 2025 and December 31, 2024	1,382,023	1,382,023
STOCKHOLDERS’ EQUITY (DEFICIT):
Series E-2 preferred stock, 1,225.00 shares authorized; 35.60 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	520,778	520,778
Common stock, $0.00001 par value; 170,000,000 shares authorized; 46,079,875 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	461	461
Additional paid-in capital	261,678,642	261,115,905
Accumulated deficit	(253,946,492)	(247,342,463)
Total stockholders’ equity (deficit)	8,253,389	14,294,681
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$16,042,190	$25,474,047

CELLECTAR BIOSCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2025	2024
OPERATING EXPENSES:
Research and development	$3,427,095	$7,088,042
General and administrative	2,973,896	4,913,444
Total operating expenses	6,400,991	12,001,486

LOSS FROM OPERATIONS	(6,400,991)	(12,001,486)

OTHER INCOME (EXPENSE):
(Loss) gain on valuation of warrants	(340,000)	(14,960,346)
Interest income	136,962	319,849
Total other expense	(203,038)	(14,640,497)
NET LOSS	$(6,604,029)	$(26,641,983)
NET LOSS PER SHARE — BASIC AND DILUTED	$(0.14)	$(0.91)
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING — BASIC AND DILUTED	46,079,875	29,346,679